UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2005

MACROPORE BIOSURGERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6740 Top Gun Street, San Diego, California  92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Item 3.03               Material Modification to Rights of Security Holders

On May 12, 2005, we amended the Rights Agreement under our stockholder rights plan, which is a “poison pill” plan.  Under the plan, the Rights separate from the Common Stock (i.e., the poison pill is triggered) when a person or group acquires beneficial ownership of 15% or more of the outstanding common stock.  The amendment changes that threshold, from 15% to 20%, in the case of Neil Gagnon, either individually or together with his affiliates, including without limitation Gagnon Securities LLC and its affiliates (all together “Gagnon”).

The effect of the amendment is to enable Gagnon to safely increase his beneficial ownership to above 15% (although not to above 20%) without thereby triggering the poison pill.

Item 9.01               Financial Statements and Exhibits

(c)                                  Exhibits

4.1.1        Amendment No. 1 to Rights Agreement, dated as of May 12, 2005, between us and Computershare Trust Company, Inc., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROPORE BIOSURGERY, INC.
Date: May 18, 2005	By:	/s/ CHRISTOPHER J. CALHOUN
Christopher J. Calhoun
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1.1	Amendment No. 1 to Rights Agreement, dated as of May 12, 2005, between us and Computershare Trust Company, Inc., as Rights Agent